REGISTRATION RIGHTS AGREEMENT

     This AGREEMENT (the "Agreement") is made as of January 31, 1995 by and among State Street Boston Corporation, a Massachusetts corporation ("State Street"), Kemper Financial Services, Inc., a Delaware corporation ("Kemper") and DST Systems, Inc., a Missouri corporation ("DST"). Kemper and DST will be herein referred to individually as "Holder" and collectively as the "Holders".


     WHEREAS, on September 27, 1994 State Street and the Holders entered into an Acquisition Agreement (the "Acquisition Agreement") whereby State Street will acquire, from the Holders, all of the issued and outstanding capital stock of IFTC Holdings, Inc., the sole stockholder of Investors Fiduciary Trust Company, in exchange for 5,625,000 shares, subject to adjustment, of the Common Stock, $1.00 par value per share, of State Street, pursuant to the Agreement (the "State Street Stock").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.  Definitions.

          (a)  "Closing Date" shall mean the closing date   specified in the
     Acquisition Agreement.

          (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document;

          (c) The term "Registrable Securities" means the shares of State Street Stock issued pursuant to the Acquisition Agreement and held continuously from the Closing Date by either Kemper or DST, except as otherwise provided herein.

          (d) "Commission" shall mean the Securities and Exchange Commission, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose, then "Commission" shall mean the body performing such duties at such time.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be amended from time to time.



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          (f) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations, and forms promulgated thereunder, all as the same shall be amended from time to time.

          (g) The term "person" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency.

          (h) The terms "Form S-1," "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the Securities Act as in effect on the date hereof or any successor registration forms to Form S-1, Form S-3, Form S-4 and Form S-8, respectively, under the Securities Act subsequently adopted by the Commission.

          (i) The term "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with such other person.

          (j) "Registration Period" shall be the period commencing on the date hereof and continuing through the fifth anniversary of the Closing Date.

     2.  Registration Rights

          2.1.  Shelf Registration.   State Street shall file as promptly as
     practicable after the date, but in no event later than five business days, on which State Street files with the Commission consolidated financial results with IFTC Holdings, Inc. consolidated with Investors Fiduciary Trust Company covering the period specified by the Commission's Accounting Series Release No. 135 (January 18, 1973) a registration statement on Form S-3 (the "Shelf Registration Statement") providing for the sale by the Holders of the Registrable Securities, pursuant to Rule 415 of the Commission under the Securities Act, and/or any similar rule that may be adopted by the Commission, with respect to not more than 50% of the Registrable Securities. State Street agrees to use its reasonable efforts to cause the Shelf Registration Statement to be declared effective as promptly as practicable and to keep such Shelf Registration Statement continuously effective for a period of 180 days. So long as such Shelf Registration Statement is effective, any Holder desiring to sell State Street Stock thereunder shall give notice to State Street by facsimile transmission to the number and person specified by State Street in writing to the Holders (or if such information has not been provided, to the person designated by State Street at the facsimile number set forth in
     Section 5.2) on the date of the initiation of the sale of such State Street Stock.

          2.2.  Request for Registration.

          (a) Until the expiration of the Registration Period, if State Street shall receive a written request from either of the Holders that State Street effect the registration under the Securities Act of the Registrable Securities for which the aggregate offering price is expected to be at

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     least fifty million dollars (as determined using the average of the daily high and low prices for shares of State Street Stock during the thirty NASDAQ National Market System trading days ending on the fifth business day prior to the Closing Date), then State Street shall, within five days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 2.2, use its reasonable efforts to effect such a registration as soon as practicable and in any event to use best efforts to file within 75 days of the receipt of such request a registration statement under the Securities Act covering all the Registrable Securities which the Holders shall in writing request (given within 15 days of receipt of the notice given by State Street pursuant to this Section 2.2(a)) to be included in such registration and to use its reasonable efforts to have such registration statement become effective. Kemper and DST shall each be entitled to exercise its right to demand registration under this Section 2.2(a) on only one occasion.

          (b) If the Holder requesting such registration wishes to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise State Street as part of its request made pursuant to this Section 2.2 and State Street shall include such information, and shall designate the managing underwriter or underwriters, which managing underwriter or underwriters shall be of a national reputation comparable to or better than Goldman, Sachs & Co., in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. All Holders proposing to distribute their securities through such underwriting shall, together with State Street as provided in
     Section 3.1(g), enter into an underwriting agreement with the managing underwriter or underwriters selected for such underwriting. In the case of a registration pursuant to Section 2.2(a), if the managing underwriter advises the Holders and State Street in writing that marketing factors require a limitation of the number of shares to be underwritten, then State Street shall include in such registration (A) first, the Registrable Securities requested to be registered by the Holder exercising its demand registration right pursuant to Section 2.2(a); (B) second, the Registrable Securities requested to be registered by the other Holder pursuant to
     Section 2.3 hereof; and (C) third, any other securities requested to be included in such registration; provided, however, if the limitation on the number of shares advised by the managing underwriter is not acceptable to the Holder requesting registration pursuant to Section 2.2 (a), then the Holder shall have a period of seven business days after such Holder receives written advice of the limitation to withdraw from such registration. If the Holder withdraws from such registration within this time period, such Holder shall be deemed not to have requested registration pursuant to this Section 2.2.

          (c) Notwithstanding the foregoing, (i) State Street shall not be obligated to effect the filing of a registration statement pursuant to this Section 2.2 during the 120 days following the effective date of a registration statement pertaining to the underwritten public offering of

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     any State Street common stock (as long as State Street has given any notice required by Section 2.3 hereof and the Holders are able to include in such registration at least 50% of the Registrable Securities requested to be so registered), or (ii) if State Street shall furnish to the Holder requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman and Chief Executive Officer of State Street stating that in the good faith judgment of the Board of Directors of State Street, it would not be in the best interests of State Street and its stockholders for such registration statement to be filed, State Street shall have the right to defer such filing, and no other Holder shall be entitled to request registration hereunder, for a period of not more than 90 days after receipt of the request of such Holder; provided, however, that State Street may not utilize the right set forth in this subsection
     (c)(ii) more than once in any twelve-month period; provided further, upon receipt of the certificate described in subsection (ii) of this paragraph
     (c), such Holder requesting such registration may withdraw its request within 10 days of receipt of such certificate and, if such request is so withdrawn will not count as a request pursuant to this Section 2.2. State Street shall use its reasonable efforts to keep a registration statement filed pursuant to this Section 2.2 effective for a period of 90 days. If State Street utilizes the right set forth in this subsection (c)(ii), the Registration Period shall be extended for the number of days for which any filing was deferred as specified in the notice; provided, however, that the Registration Period may not be extended pursuant to this subsection by a period of longer than ten months.

          (d) Each registration requested pursuant to Section 2.2(a) shall be effected by the filing of a registration statement on Form S-3 (or if such form is not available, any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted) unless State Street is not eligible to use such Form under the Securities Act and the regulations promulgated thereunder, in which case State Street shall be obligated to effect such registration on Form S-1.

          (e)  To the extent that a Holder requests registration pursuant to
     Section 2.2(a) and State Street, in lieu of effecting a registration thereof, acquires a portion, but not all, of the Registrable Securities requested to be so registered directly from the Holder, then such Holder shall not be deemed to have exercised its right to request registration pursuant to Section 2.2(a) of this Agreement.

          2.3. State Street Registration. Until the expiration of the Registration Period, if (but without any obligation to do so) State Street proposes to register, including for this purpose a registration effected by State Street for stockholders of State Street other than the Holders, any of its common stock under the Securities Act in connection with the public offering of common stock solely for cash (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a State Street stock plan, or a registration on Form S-4 or any successor form relating to an acquisition by State Street), State Street shall, at such time, promptly give each Holder

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     written notice of such registration.  Upon the written request of any
     Holder given within 20 days after mailing of such notice by State Street, State Street shall use its reasonable efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered pursuant to this Section 2.3 to become effective under the Securities Act.

          In the case of an underwritten registration pursuant to Section 2.3, if the managing underwriter advises State Street and the Holders in writing that marketing factors require a limitation of the number of shares of State Street stock to be underwritten, then State Street shall include in such registration (A) first, the shares of State Street stock, being registered on behalf of State Street or on behalf of the stockholders (other than the Holders) requesting such registration, as the case may be, (B) second, the Registrable Securities being registered on behalf of the Holders apportioned on a pro rata basis among the Holders in accordance with the number of shares of Registrable Securities requested by the Holders to be included in such registration; and (C) third, any other securities to be included in such registration.

          2.4. Limitations on Registration. Notwithstanding the provisions of Sections 2.1, 2.2 and 2.3 hereof, in no event shall State Street be required to register more than 50% of the amount of Registrable Securities originally issued on the Closing Date prior to the second anniversary of the Closing Date.

     3.  Registration Procedures.

          3.1. Registration Procedures Pursuant to Section 2. In connection with State Street's obligations pursuant to Section 2 hereof, State Street shall:

          (a) prepare and file with the Commission the Shelf Registration Statement or such other registration statements required under Sections
     2.2 and 2.3 (For purposes of this Section 3, the Shelf Registration Statement and registration statements pursuant to Sections 2.2 and 2.3 will be referred to collectively as the "Registration Statements" and individually as a "Registration Statement") provided that before filing a registration statement or prospectus or any amendments or supplements thereto, State Street will furnish to Holders' counsel copies of all such documents proposed to be filed but only those portions of such documents relating to the Holders will be subject to the reasonable review of Holders' counsel; and State Street shall use its reasonable efforts to cause such Registration Statements to become effective as soon as practicable thereafter;

          (b) prepare and file with the Commission such amendments and supplements to the Registration Statements or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the Registration Statements (for the applicable periods specified in Section 2 hereof), and comply with the provisions of the Securities Act with respect to the disposition of all of the

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     Registrable Securities during such applicable period in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statements;

          (c) provide the underwriters of the Registrable Securities to be included in the Registration Statements hereunder, and counsel for such underwriters, the reasonable opportunity to participate in the preparation of the Registration Statements, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and, subject to the execution of confidentiality agreements in a form or forms reasonably satisfactory to State Street, make available for inspection by such persons such financial and other information, books and records of State Street, and cause the officers, directors and employees of State Street, and counsel and independent certified public accountants of State Street, to respond to such inquiries, as shall be reasonably necessary, in the opinion of respective counsel to any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

          (d) promptly notify the Holders and the managing underwriters, if any, of the Registrable Securities being registered and provide copies of all related documents (i) when a Registration Statement, the prospectus or any prospectus supplement or any amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or the prospectus or for additional or supplemental information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the written threat or initiation of any proceedings for that purpose, (iv) of the receipt by State Street of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the written threat or initiation of any proceeding for that purpose or (v) at any time when a prospectus is required to be delivered under the Securities Act in connection with any Registration Statement, of (A) the happening of any event as a result of which such registration statements, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made or (B) that State Street is in possession of material information that it deems advisable not to disclose in a registration statement; provided, that if State Street exercises its rights under Section 3.2 on the basis of an event described in this subsection 3.1(d)(v)(B) or an event described in 3.1(d)(iii) or 3.1(d)(iv) occurs and as a result, the registration of the Registrable Securities or the distribution of such securities is delayed or discontinued for a period of longer than 45 days from the date of the exercise of the right under Section 3.2 or the date of occurrence of an event described in 3.1(d)(iii) or 3.1(d)(iv), then State Street shall have been deemed to have used its right provided for in Section 2.2(c)(ii) as of such date;



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          (e)  make reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or any post-effective amendment thereto or any state filing made in connection therewith at the earliest practicable date;

          (f) furnish to the Holders and each underwriter, if any, of the securities being sold such number of copies of the Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement and such other documents as the Holders and each underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities being offered;

          (g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in the usual and customary form for similar transactions, with the managing underwriter or underwriters of such offering and such other agreements as may be reasonably requested by the Holders to effect such offering and as are customary in transactions of this type. Each Holder as a condition to participating in such underwriting shall also enter into and perform its obligations under such an agreement as is reasonably satisfactory to the Holders, including furnishing any opinion of counsel or entering into a lock-up agreement in the usual or customary form for similar transactions requested by the managing underwriter or underwriters;

          (h) cause all such Registrable Securities to be listed on each securities exchange on which the State Street Stock is then listed or if not listed, cause such Registrable Securities to be listed on a national automated quotation system;

          (i) in the underwritten offering obtain from its accountants "cold comfort letters" dated the effective date of the Registration Statement and the date of the closing thereunder of the sale of shares addressed to the underwriters in substance reasonably satisfactory to the managing underwriter;

          (j) obtain from its counsel an opinion addressed to the Holders and the underwriters reasonably satisfactory to the selling Holders;

          (k) otherwise use its best efforts to comply with all   applicable
     rules and regulations of the Commission;

          (l) use its best efforts to (i) register or qualify the Registrable Securities under such other securities laws or Blue Sky laws of such jurisdictions as the Holders shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as each of the Registration Statements remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable the Holders and each underwriter, if any, of Registrable Securities being sold to consummate the disposition in such jurisdictions of such Registrable Securities provided, however, that State Street shall not be required for any such purpose to (A) qualify generally to do business as a foreign

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     corporation in any jurisdiction wherein it would not otherwise be required to qualify or (B) consent to general service of process in any such jurisdiction; and

          (m) cooperate with the Holders and the managing underwriters, if any, to effect the offering and to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold under the Registration Statements and not bearing any restrictive legends and such other actions as may be reasonably necessary to complete the offering.

          3.2. Upon the occurrence of any event contemplated by Section 3.1(d)(v)(A), State Street shall, as soon as reasonably practicable, and in any event within ten business days after such occurrence, prepare and furnish to each Holder and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Holders agree that upon receipt of any notice from State Street of the happening of any event of the kind described in Section 3.1(d)(v)(A), the Holders shall forthwith discontinue the disposition of the Registrable Securities and shall use their reasonable best efforts to cause any underwriter to discontinue such disposition until each Holder receives copies of such amended or supplemented Registration Statement or prospectus, and if so directed by State Street, the Holders shall deliver to State Street all copies, other than permanent file copies, then in the Holders' possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. The Holders agree that upon receipt of any notice from State Street of the happening of any circumstance described in Section 3.1(d)(v)(B), the Holders shall forthwith discontinue the disposition of the Registrable Securities and shall use their reasonable best efforts to cause any underwriter to discontinue such disposition until State Street notifies the Holders of the ceasing of such circumstances. If the disposition of the Registrable Securities is discontinued pursuant to this
     Section 3.2 for ten days or less, then the period that State Street shall be required to keep the Registration Statement effective hereunder shall be extended by 15 days. If the disposition of the Registrable Securities is discontinued pursuant to this Section 3.2 for greater than 10 days, then the period that State Street shall be required to keep the Registration Statement effective hereunder shall be the greater of 30 days or the number of days equal to the difference between the date the Holders receive notice pursuant to this Section 3.2 and the date on which the Holders and the underwriters, if any, receive sufficient number (as determined by the Holders) of revised prospectuses or prospectus supplements to continue the offering, if such offering was discontinued by reason of the happening of an event described in Section 3.1(d)(v)(A) or the date on which the Holders receive notice of the ceasing of the circumstances required by this Section 3.2 if such disposition was discontinued by reason of the happening of an event described in Section

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     3.1(d)(v)(B).  For purposes of this calculation, the number of days shall include the day the notice is received by the Holders and the day the Holders and underwriters receive sufficient prospectus or supplements or notice of the ceasing of circumstances, as the case may be. If following the discontinuance of a disposition pursuant to this Section 3.2, State Street shall terminate or otherwise withdraw the Registration Statement, then, if registration had been requested by a Holder, such Holder shall not be deemed to have requested such registration for purposes of this Agreement, and the Registration Period shall be extended by the number of days between and including the date on which the disposition was discontinued and the date on which the Holders receive notice of the ceasing of the circumstances requiring discontinuance of disposition.

          State Street may require each Holder and any underwriter to furnish to State Street such information regarding the Holders and the distribution of the Registrable Securities as State Street may from time to time reasonably request in order to comply with the Securities Act.
     The Holders agree to notify State Street as promptly as practicable of any inaccuracy or change in information previously furnished by them to State Street or of the happening of any event in either case as a result of which any prospectus contains an untrue statement of a material fact regarding the Holders or the distribution of such Registrable Securities or omits to state any material fact regarding the Holders or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to furnish promptly to State Street any additional information required to correct or update any previously furnished information or required so that such prospectus shall not contain, with respect to such person or the distribution of such Registrable Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          3.3. Stop Transfer Instructions; Legend. The Holders agree and understand that the issuance of the Registrable Securities to the Holders has not been, and, except as contemplated in this Agreement, the sale or other disposition thereof by the Holders will not be, registered under the Securities Act or the securities laws of any state and that such shares may be sold or disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state laws is available. The Holders acknowledge that, except as expressly set forth in this Agreement, the Holders have no right to require State Street to cause the registration of any Registrable Securities. The Holders understand and agree that each certificate representing any Registrable Securities (each, a "Certificate") shall be subject to stop transfer instructions and shall bear the following legend:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

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          AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD
          OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE LAWS."

          State Street hereby agrees that it will, upon the request of the Holders, eliminate any stop transfer instructions and any restrictive legend on any certificates representing the Registrable Securities if (i) in the opinion of counsel, including in-house counsel with demonstrated expertise in matters relating to federal securities laws, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to State Street, the Holders are entitled to sell or dispose of the Registrable Securities represented by such Certificate without registration or (ii) such shares are being disposed of by the Holders under a Registration Statement pursuant to Section 2 herein and in compliance with the Securities Act and applicable state and securities laws.

          3.4. Expenses of Registration. State Street shall bear and pay all expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for State Street, but State Street shall not pay the fees and disbursements of counsel and accountants for the selling Holders.

     4.  Indemnification.

          4.1. Indemnification by State Street. In connection with any Registration Statement which State Street may file pursuant to this Agreement, State Street shall, and it hereby agrees to, indemnify and hold harmless the Holders and each of their directors and officers, and each other person, if any, which controls any such person within the meaning of the Securities Act, and each person who participates as an underwriter in the offering or sale of Registrable Securities, each affiliate, officer, director or partner of such underwriter, and each other person, if any, which controls any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation any amounts paid in any settlement effected with the consent of State Street not to be unreasonably withheld) to which the Holders, underwriter and/or such director, officer or controlling person thereof may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or any actions or proceedings, whether commenced or threatened and whether civil, criminal or administrative, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any

                                    PAGE 10
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     omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in light of the circumstances in which they were made, and State Street shall reimburse the Holders and such director, officer or controlling person thereof; such underwriter, such affiliate, officer, director or partner of such underwriter, and such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that State Street shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, or prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to State Street by such person expressly for use therein; and provided, further, that State Street shall not be liable to any such person under the indemnity agreement in this Section 4.1 with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such person results from the fact that Registrable Securities were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented.

          4.2. Indemnification by the Holders. In connection with any Registration Statement in which the Registrable Securities held by a Holder are registered, such Holder shall, and such Holder hereby agrees to indemnify and hold harmless State Street, each director and officer of State Street and such other person, if any, who controls State Street within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, and expenses (including reasonable fees of counsel and any amounts paid in settlement effected with the consent of such holder not to be unreasonably withheld) to which State Street, such director or officer or controlling person may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in any registration statement, or any prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to State Street by such Holder expressly for use therein; provided, that the obligation to indemnify will be several and not joint as to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

          4.3. Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any

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     action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4 or a written threat to commence such action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice thereof (including a reasonable explanation of the circumstances in connection therewith and copies of all writings received relating thereto) to the latter; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations under Section 4.1 or 4.2 hereof unless such failure to provide notice prejudices in any material way the rights of the indemnifying party to conduct the defense of such action or proceeding.
     In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in connection with the circumstances out of which the action or proceeding arose for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 4. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

          4.4. Contribution. If for any reason the indemnification provided for in Section 4.1 or Section 4.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages liabilities or expenses specifically covered by the indemnification provisions set forth in Section 4.1 or Section 4.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the amount for which a Holder which is an indemnifying party shall be responsible under this Section 4.4 shall be limited to losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in any registration statement or any prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements

                                    PAGE 12
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     therein not misleading only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to State Street by such Holder expressly for use therein; provided, further, that the obligation to contribute will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.




                                   PAGE 13

                              Page 32 of 39






     5.  Miscellaneous.

          5.1. Non-Assignability of Registration Rights. The rights to cause State Street, or its successors or assigns to register Registrable Securities pursuant to this Agreement are reserved solely for the use and benefit of the Holders and may not be assigned or transferred by the Holders to any other person other than to an Affiliate of such Holders. A merger or consolidation of or transfer of all or substantially all the assets of a Holder (a "Fundamental Transaction") shall not be deemed an assignment for purposes of this Section 5.1 and the Registrable Securities held by a Holder immediately prior to the consummation of a Fundamental Transaction shall remain Registrable Securities subsequent to such Fundamental Transaction.

          5.2. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by courier or by telecopy, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

     to State Street at:

                         State Street Boston Corporation
                         225 Franklin Street
                         Boston, Massachusetts 02150-2804
                         Attn:  Robert J. Malley, Esq.
                         Facsimile No.:  (617) 654-4006

     with a copy to:

                         Ropes and Gray
                         One International Place
                         Boston, Massachusetts 02110-2624
                         Attn:  Mark V. Nuccio, Esq.
                         Facsimile No.:  (617) 951-7050

     to Kemper at:

                         Kemper Financial Services, Inc.
                         120 S. LaSalle Street
                         Chicago, Illinois 60603
                         Attn:  David F. Dierenfeldt, Esq.
                         Facsimile No.:  (312) 499-8335








                                    PAGE 14

                                 Page 33 of 39





     with a copy to:

                         Ballard Spahr Andrews & Ingersoll
                         1735 Market Street
                         Philadelphia, Pennsylvania 19103-7599
                         Attn:  William H. Rheiner, Esq.
                         Facsimile No.:  (215) 864-8999


     to DST at:

                         DST Systems, Inc.
                         1055 Broadway, 9th Floor
                         Kansas City, Missouri 64105
                         Attn:  Robert Canfield, Esq.
                         Facsimile No.:  (816) 435-8630

     with a copy to:

                         Watson, & Marshall, L. C.
                         1010 Grand Avenue, 5th Floor
                         Kansas City, Missouri 64106
                         Attn:  Dennis R. Rilinger, Esq.
                         Facsimile No.:  (816) 842-1247

          5.3. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and any underwriters acting hereunder and their respective successors.

          5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

          5.5. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are for convenience of reference only, and do not constitute a part of and shall not be deemed to limit or affect in any way any of the provisions of this Agreement.

          5.6. Entire Agreement; Amendments. This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived only by a written instrument duly executed by State Street and each of the Holders.




                                    PAGE 15

                                  Page 34 of 39





          5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.8. Construction of Terms. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words "hereof", "herein" and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular Section.

          5.9. Severability of Provisions. If any provision of this Agreement is found to be unenforceable, the other provisions shall remain in effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                              STATE STREET BOSTON CORPORATION


                              By________________________________
                                David A. Spina
                                Vice Chairman



                              KEMPER FINANCIAL SERVICES, INC.


                              By________________________________
                                David F. Dierenfeldt
                                Senior Vice President



                              DST SYSTEMS, INC.


                              By_______________________________
                                Kenneth V. Hager
                                Vice President and
                                  Chief Financial Officer












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